EXHIBIT 10.1

April 2, 2009

Daryl Otte
Interim CEO
TheStreet.com, Inc.
14 Wall Street, 15th Floor
New York, NY 10005

Re:
Notice of Waiver under Employment Agreement, dated as of January 1, 2008 and amended on July 30, 2008 and December 23, 2008 (the “Employment Agreement”), between TheStreet.com, Inc., (the “Company”), and James J. Cramer (“Cramer”).

Dear Daryl:

With regard to the termination right permitted on or before January 15, 2010 in Section 1(a) of my Employment Agreement, and for good and valuable consideration received, I hereby irrevocably waive the right to terminate my employment upon not less than sixty (60) days and not more than ninety (90) days prior written notice.

Capitalized terms used and not defined herein have the same meanings ascribed to them in the Employment Agreement.

Except as expressly stated herein, I reserve all other rights under the Employment Agreement.

Best regards,

/s/ JIM CRAMER

James J. Cramer